                                                                    EXHIBIT 23.1

                     AMERICAN BIOMED, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement on Form S-8 (Registration Statement No. 333-3612) and Form S-3 (Registration Statement No. 333-03703) of our reports which include an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of American BioMed, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, and for the period from inception, September 4, 1984, to December 31, 1996, which reports are included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
March 28, 1997